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                                                                    EXHIBIT 4.3


                              OFFICER'S CERTIFICATE
                     (UNDER SECTION 301 OF THE INDENTURE OF
                             PPL ENERGY SUPPLY, LLC)


          The undersigned James E. Abel, Treasurer of PPL ENERGY SUPPLY, LLC (the "Company"), in accordance with Section 301 of the Indenture, dated as of October 1, 2001, (the "Indenture", capitalized terms used herein and not defined herein having the meanings specified in the Indenture), of the Company to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (the "Trustee"), does hereby establish for the series of Securities of Series No. 2 established in Supplemental Indenture No. 1 dated as of October 1, 2001 (the "Supplemental Indenture"), the following terms and characteristics (the lettered clauses set forth below corresponding to the lettered clauses of
Section 301 of the Indenture):

          (a) the title of the Securities of such series shall be "Senior Notes, 6.40% Exchange Series A due 2011" (the "Notes");

          (b) the aggregate principal amount of Notes which may be authenticated and delivered under the Indenture shall be limited to $500,000,000 except as contemplated in Section 301(b) and the last paragraph of
          Section 301 of the Indenture;

          (c) interest on the Notes shall be payable as provided in the form of Note attached hereto and hereby authorized and approved;

          (d) the date or dates on which the principal of the Notes shall be payable shall be as provided in the form of Note attached hereto and hereby authorized and approved; the Company shall not have the right to extend the Maturity of the Notes, as contemplated by Section 301(d) of the Indenture;

          (e) the Notes shall bear interest as provided in the form of Note attached hereto and hereby authorized and approved, and the Interest Payment Dates and Regular Record Dates shall be such dates as are specified in such form; the Company shall not have the right to extend any interest payment periods for the Notes, as contemplated by Sections 301(e) and 312 of the Indenture;

          (f) the Corporate Trust Office of the Trustee in New York, New York shall be the office or agency of the Company at which the principal of and any premium and interest, on the Notes shall be payable, at which registration of transfer and exchange of Notes may be effected and at

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          which notices and demands to or upon the Company in respect of the
          Notes and the Indenture may be served; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates supplemental to this Officer's Certificate, any such office or agency; and provided, further, that the Company reserves the right to designate, by one or more Officer's Certificates supplemental to this Officer's Certificate, its principal office in Allentown, Pennsylvania, as any such office or agency; the Trustee shall be the Security Registrar and Paying Agent for the Notes; provided, that the Company reserves the right, by one or more Officer's Certificates supplemental to this Officer's Certificate, to designate a different Security Registrar or a different or an additional Paying Agent (which in each case, may be the Company or any Affiliate of the Company) and to remove any Security Registrar or Paying Agent;

          (g) the Notes shall be redeemable, in whole or in part, at the option of the Company as and to the extent provided in the form of Note attached hereto and hereby authorized and approved;

          (h) [not applicable];

          (i) the Notes and beneficial interests in Global Notes (as defined below) shall be issued in denominations of $100,000 or any amount in excess thereof that is an integral multiple of $1,000;

          (j) [not applicable];

          (k) [not applicable];

          (l) [not applicable];

          (m) [not applicable];

          (n) [not applicable];

          (o) reference is hereby made to the provisions of Supplemental Indenture No. 1 for an Event of Default in addition to those specified in Section 801 of the Indenture, and for certain covenants of the Company for the benefit of the Holders of the Notes;

          (p) [not applicable];

          (q) the only obligations or instruments which shall be considered Eligible Obligations in respect of the Notes shall be Government Obligations; and the provisions of Section 701 of the Indenture and
          Section 2 of Article Two of the Supplemental Indenture shall apply to the Notes;

          (r) the Notes may be issued in global form (the "Global Notes") and the depository for the Global Notes shall initially be The Depository Trust Company ("DTC"); provided, that the Company reserves the right to provide for another depository, registered as a clearing agency



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          under the Exchange Act, to act as depository for the Global Notes (DTC and any such successor depository, the "Depositary"); beneficial interests in Notes issued in global form may not be exchanged in whole or in part for individual certificated Notes in definitive form, and no transfer of a Global Note in whole or in part may be registered in the name of any Person other than the Depositary or its nominee except that (i) if the Depositary (A) has notified the Company that it is unwilling or unable to continue as depository for the Global Notes or
          (B) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by the Company within 90 days after such notice or cessation, or (ii) the Company elects to discontinue use of the system of book-entry transfers through the Depositary and elects to appoint a successor depository for such Global Notes, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Notes, will authenticate and deliver Notes in definitive certificated form in an aggregate principal amount equal to the principal amount of the Global Note representing such Notes in exchange for such Global Note, such definitive Notes to be registered in the names provided by the Depository; each Global Note (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the outstanding Notes to be represented by such Global Note, (ii) shall be registered in the name of the Depositary or its nominee, (iii) shall be delivered by the Trustee to the Depositary, its nominee, any custodian for the Depository or otherwise pursuant to the Depositary's instruction and (iv) shall bear a legend restricting the transfer of such Global Note to any person other than the Depositary or its nominee; none of the Company, the Trustee, any Paying Agent or any Authenticating Agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests;

          (s) [not applicable];

          (t) reference is made to clause (r) above; no service charge shall be made for the registration of transfer or exchange of Notes; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the exchange or transfer;

          (u) [not applicable];

          (v) (i) except as otherwise determined by the proper officers of the Company and communicated to the Trustee in a Company Order or as established in one or more Officers' Certificates supplemental to this Officers' Certificate, the Notes shall be substantially in the form of Note attached hereto and hereby authorized and approved and shall have such further terms as are set forth in such form; and

              (ii) the Notes shall be issued only in exchange for the Company's Senior Notes, 6.40% Series A due 2011 pursuant to the Registered Exchange Offer as defined in the Registration Rights Agreement, dated


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          as of October 19, 2001, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time; the Notes and the Company's Senior Notes, Series A due 2011 shall be considered as a single class for purposes of any Acts of Holders.

          IN WITNESS WHEREOF, I have hereunto signed my name this ___ day of _______, 2002.

                                    PPL ENERGY SUPPLY, LLC



                                    ----------------------------------
                                    Name: James E. Abel
                                    Title: Treasurer


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